Exhibit 10.12

ASSIGNMENT OF CONTRACT

This Assignment is entered into as of April 10, 2020 by and between Viral Gene, Inc., a Delaware corporation (“Assignor”) and Liminatus Pharma, LLC, a Delaware limited liability company (“Assignee”) (the “Parties”).

WHEREAS, Assignor entered into the LICENSE AND DEVELOPMENT AGREEMENT (the “Agreement”) as of September 8, 2016 between Viral Gene, Inc., a Delaware corporation (“VG”), and Targeted Diagnostics & Therapeutics, Inc. (“TDT”) (the “Contract”); and

WHEREAS, this Assignment is subject to VG having obtained the necessary approvals of its shareholders;

WHEREAS, there is pending in the Court of Chancery of the State of Delaware a case captioned Alpha Holdings, Inc, et.al., v. Chris Kim, et.al. C.A. No. 2018-0283-SG in which a Standstill Order (D.I. 122) affects the ability of the parties to consummate this transaction and this transaction is subject to and conditioned upon all the requirements of the Standstill Order;

WHEREAS, Alpha Holdings, Inc. and Alpha Biolabs, Inc. gave consents to this Assignment and waived any right to object to this Assignment and the 21 day notice period under the Standstill Order by, inter alia, signing the CONSENT OF ALPHA HOLDINGS, INC. AND ALPHA BIOLABS, INC. TO VIRAL GENE, INC.’S ASSIGNMENT OF ITS RIGHTS UNDER THE LICENSE AND DEVELOPMENT AGREEMENT AS OF SEPTEMBER 8, 2016 BETWEEN VIRAL GENE, INC., AND TARGETED DIAGNOSTICS & THERAPEUTICS, INC.

NOW THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Assignor hereby assigns, transfers and sets over to Assignee all of its right, title and interest in and to the Contract, and Assignor warrants and represents the Contract to be free of any adverse liens, claims or encumbrances; provided, however, that this assignment shall only be effective upon the execution by TDT of the “Consent to Assignment” appearing at the end of this Assignment and the delivery to Assignee of such execution. Assignee hereby assumes all of Assignor’s obligations under the Contract and agrees to indemnify and hold Assignor harmless therefrom any and all damages to TDT as to obligations occurring on and after the effective date hereof. Assignor hereby agrees to indemnify and hold Assignee harmless as to any and all damages to TDT with respect to Assignor’s obligations under the Contract that accrued prior to the date hereof, but expressly reserves its rights as to any defenses to such obligations.

2.	In consideration of this Assignment, Assignee shall issue and deliver, within two weeks after an IPO by Assignee or its successor, newly issued shares of stock or membership of Assignee or its successor in the amount equal to $ 60 million, constituting in the aggregate: (i) the total investment made by Feelux in Assignor and (ii) the premium that Assignee agreed to pay to Feelux, (the “New Stock”), The exact number of shares of the New Stock to be issued and delivered shall be $ 60 million divided by the IPO per share stock price of Assignee or its successor, rounded down to the nearest whole share; provided, that successor of Assignee shall be approved by Assignor.

3.	Assignor has delivered to Assignee and TDT: (a) a copy of the resolution by the Board of Directors, and (b) a copy of the approval by Assignor’s shareholders authorizing Assignor to enter into this Assignment and to perform the matters contemplated hereto.

4.	Assignee acknowledges and agrees that it shall not assign, transfer or set over all right, title and interest in and to the Contract to a third party (a “Third Party”) without the prior written consents of both Assignor and Feelux, which shall not be unreasonably withheld. All parties understand and agree that the public offering of securities (the “IPO”) contemplated herein shall require Assignee to restructure itself, likely into a corporation, and that such restructuring likely shall involve an assignment of the rights hereunder and a merger or other business combination with one or more successor legal entities (such entities are collectively referred to as the “New Entity”). A New Entity shall not be considered a Third Party. All Parties further understand and agree that placing Assignee and the New Entity in a position to pursue the IPO contemplated herein shall require that Assignee and/or New Entity raise new equity capital. Nothing herein is intended to restrict any restructuring or capital raise undertaken in pursuit of placing Assignee and/or New Entity in a position to pursue an IPO. No action taken in pursuit of placing Assignee and/or New Entity in a position to pursue an IPO shall require any consent of Assignor or Feelux, beyond that which has already been obtained.

5.	Assignee further acknowledges and agrees that it shall consult with Assignor before carrying out or making decisions on what it subjectively understands to be essential matters such as contracts concerning financing or attraction of funds or other important rights that may arise in the event of IPO, pre-IPO funding or licensing out. Assignor may request reasonable information about the progress and intended effects of the above. Assignee agrees to, and agrees to use its best efforts to cause Chris Kim, Dr. Scott Waldman and other interested parties and research directors, to promptly provide such information as exists to Assignor. Assignor shall reimburse Assignee for the costs of complying with those requests.

6.	This Assignment is conditioned upon either: (a) Alpha Holdings, Inc. and Alpha Biolabs, Inc. not having objected to the Assignment after receiving notice as provided in the Standstill Order, (b) the Court of Chancery (or such other Court with jurisdiction) having entered an order to the effect that entry into this Assignment and the performances hereunder are not violative of the Standstill Order or having modified the Standstill Order to exclude this Assignment from its scope, or (c) the final settlement of the Litigation.

7.	The parties hereto expressly agree that Assignor may terminate this Assignment and request return of the right, title and interest in and to the Contract immediately if: (a.) an IPO is not launched within a period of three (3) years from the date that the Delaware court shall ultimately render its final and unappealable decision on the Litigation, or (b.) if any of the following occurs before the launch of the IPO;

i.	Assignee files for bankruptcy, rehabilitation or any similar proceedings;

ii.	A competent court orders or decides on dissolution of Assignee or the general meeting of shareholders resolves for dissolution of Assignee;

iii.	Suspension or cancellation of the operation of all or substantially all of Assignee’s business;

iv.	An order for seizure of all or more than 50% of Assignee’s assets or property, or of Assignee’s contractual rights hereunder;

v.	An order for provisional seizure or provisional disposition of all or more than 50% of Assignee’s assets or property, or of Assignee’s contractual rights hereunder;

vi.	A competent court finds in a final judgment that Assignee is guilty of fraudulent or illegal activity such as embezzlement, breach of trust, false expenditure or material inappropriate expenditure, which results in significant economic damages and precludes the pursuit of an IPO; or

vii.	An IPO is objectively and reasonably judged by a competent Court to be legally and/or virtually impossible.

The running of the three year period in 7(a) hereof is suspended for, during, and until 30 days following the termination of any of the following: (i) a suspension of trading on any major US exchange, (ii) a declaration of pandemic by US executive branch or any agency or WHO, (iii) recommendations or orders to “stay at home” or “shelter in place” by any US lawful authority with jurisdictions over the Assignee, its financial advisors, and/or investors, (iv) an opinion of an investment bank that based upon temporary conditions affecting US capital markets, there is no practical ability to market an IPO generally, or (v) a temporary event not caused by or under the control of Assignee which effectively precludes the contemplated IPO.

8.	This Agreement may be executed in one or more counterparts, each bearing the signatures of one or more parties. Each counterpart shall be considered an original and all of the counterparts shall constitute a single agreement binding all the parties as if all had signed a single document. For purposes of executing this Agreement, a document signed and transmitted by electronic means (such as in PDF format via e-mail or via facsimile machine) is to be treated as an original document. The signature of any party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document.

9.	Except to the extent preempted by federal law, this Assignment Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to choice of law principles. The Courts of the State of Delaware shall be the exclusive jurisdiction for adjudication of all disputes and all rights hereunder and for all legal actions relating to or arising out of this agreement. All parties, and any party claiming rights hereunder as a third party beneficiary, irrevocably consent to the jurisdiction of the Courts of the State of Delaware for and regarding any such disputes and actions. Such persons also consent to service by email and mail at their last known addresses.

(Signature Page follows)

IN WITNESS WHEREOF, the parties have executed this Assignment as of the date first written above.

ASSIGNOR:

Viral Gene, Inc., a Delaware corporation

By:	/s/ Chris Kim
Its:	CEO, Chris Kim

ASSIGNEE:

Liminatus Pharma, LLC, a Delaware limited liability company

By:	/s/ Chris Kim
Its:	CEO, Chris Kim